Exhibit 3.17

State of Tennessee Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	CHARTER (For-Profit Corporation)	For Office Use Only

The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation.

1. The name of the corporation is:

AITN Restaurant, Inc.

[NOTE: Pursuant to Tennessee Code Annotated § 48–14–101(a)(1), each corporation name must contain the words corporation, incorporated, or company or the abbreviation corp., inc., or co.]

2. The number of shares of stock the corporation is authorized to issue is:	1,000

3. The name and complete address of the corporation’s initial registered agent and office located in the State of Tennessee is:

Corporation Service Company
(Name)
2908 Poston Avenue	Nashville	TN 37203
(Street Address)	(City)	(State/Zip Code)
Davidson
(County)

4. List the name and complete address of each incorporation:

Sue Minahan c/o EDMC         210 Sixth Ave. Pittsburgh, PA 15222

(Name)	(Include: Street Address, City, State and Zip Code)
(Name)	(Street Address, City, State and Zip Code)
(Name)	(Street Address, City, State and Zip Code)

5. The complete address of the corporation’s principal office is:

100 Centerview Drive Suite 250	Nashville, TN Davidson County	37214
(Street Address)	(City)	(State/County/Zip Code)

6. The corporation is for profit.

7. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are:

Date , ,	Time (Not to exceed 90 days.)

8. Other provisions:

March 19, 2008	/s/ Sue Minahan
Signature Date	Incorporator’s Signature

Sue Minahan
Incorporator’s Name (typed or printed)

SS-4417 (Rev.9/04)	Filing Fee: $100	RDA 1878